UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2014

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

2945 Columbia Street, Torrance, California 90503
(Address of principal executive offices)

650-346-4770
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2014, Enova Systems, Inc. ("Enova") and John Micek, the President and Chief Executive Officer of Enova, orally agreed that Enova will sell to John Micek, and Mr. Micek agreed to purchase from Enova, 1,250,000 shares of Enova's Common Stock (the "Shares") at a purchase price of US $0.02 per share in consideration of the conversion of $25,000 in debt owed by Enova to Mr. Micek.

Mr. Micek is an "accredited" investor (as such term is defined under Regulation D promulgated by the Securities and Exchange Commission ("SEC")). The Shares are expected to be sold in a transaction exempt from the registration requirements under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2014, the Board approved the grant to (x) John Micek of an option to purchase 2,000,000 shares of the Common Stock of Enova at an exercise price of $0.02 per share and (y) to each of the other three Board members of Enova other than Mr. Micek of an option to purchase 500,000 shares of the Common Stock of Enova at an exercise price of $0.02 per share. The vesting of all such options was made conditional upon the Board approving, and Enova entering into definitive agreements covering and thereafter consummating, (w) a sale of Enova's equity for cash consideration in an amount of no less than $1 Million in one transaction or a series of related transactions or (x) a sale of all or substantially all of Enova's assets or (y) the acquisition of Enova by another entity by means of a merger, share exchange, tender offer or other similar transaction or (z) the acquisition by Enova of another entity by means of a merger, share exchange, tender offer or other similar transaction, whereby the stockholders of Enova prior to any such transaction under (y) or (z) no longer own a majority of the voting stock of Enova after such transaction. Concurrently with the grant of these options, the vesting provisions of Mr. Micek's August 27, 2013, option grant previously disclosed were modified to conform to the aforementioned vesting criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   May 30, 2014
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer